Exhibit 5 Chadbourne & Parke LLP 30 Rockefeller Plaza New York, New York 10112
March 8, 2004

Conexant Systems, Inc.
100 Schulz Drive
Red Bank, New Jersey 07701

                     Re:   GlobespanVirata Stock Plans

Ladies and Gentlemen:

                     In connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), by Conexant Systems, Inc., a Delaware corporation (“Conexant”), of 44,000,000 shares (the “Shares”) of common stock, par value $.01 per share, of Conexant (including the associated preferred share purchase rights), which may be delivered from time to time pursuant to the Company’s GlobespanVirata, Inc. 1999 Equity Incentive Plan, GlobespanVirata, Inc. 1999 Supplemental Stock Option Plan, Amended and Restated GlobespanVirata, Inc. 1999 Stock Incentive Plan, Globespan Semiconductor, Inc. 1996 Equity Incentive Plan, Globespan Semiconductor, Inc. 1999 Directors Stock Plan, GlobespanVirata 2000 Stock Option Sub Plan for French Employees, Virata Corporation 1999 Non-Employee Director Compensation Plan, Agranat Systems, Inc. 1996 Stock Option Plan, ATecoM, Inc. 1996 Stock Plan, D2 Technologies, Inc. Tandem Stock Option Plan, Excess Bandwidth 1998 Equity Incentive Plan, Internext Compression, Inc. 1997 Equity Incentive Plan, iCompression, Inc. 1998 Equity Incentive Plan, Inverness Systems Ltd. Share Option Plan, T.Sqware, Inc. 1997 Option Plan, T.Sqware, Inc. 1997 Stock Option Sub Plan for French Employees and Ultima Communication, Inc. 1999 Stock Option/Stock Issuance Plan, each as amended to the date hereof (collectively referred to as the “Plans”), we advise as follows:

                     As counsel for Conexant, we are familiar with the Amended and Restated Certificate of Incorporation and the Bylaws of Conexant, each as amended to the date hereof, and we have reviewed (i) the Registration Statement on Form S-8 to be filed by Conexant under the Securities Act with respect to the Shares to be delivered from time to time in connection with the Plans (the “Registration Statement”) and (ii) the corporate proceedings taken by Conexant in connection with the authorization of the Shares to be delivered from time to time pursuant to the Plans. We have also examined originals, or copies certified or otherwise authenticated to our satisfaction, of such corporate records of Conexant and such other instruments, certificates of public officials and representatives of Conexant and other documents as we have deemed necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. As to questions of fact material to this opinion, we have, when

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relevant facts were not independently established, relied upon certificates of officers of Conexant and appropriate public officials.

                     On the basis of the foregoing, and having regard for such legal considerations as we deem relevant, we are of the opinion that when the Registration Statement becomes effective under the Securities Act, any newly issued Shares delivered in accordance with the Plans will, when so delivered, be legally issued, fully paid and nonassessable.

                     We express no opinion herein as to any laws other than the laws of the State of New York, the General Corporation Law of the State of Delaware (as well as the applicable provisions of the Delaware Constitution and applicable reported judicial decisions) and the federal laws of the United States.

                     We hereby consent to the reference to us and our opinion in the Registration Statement and to the filing of this opinion as an Exhibit to the Registration Statement. We also hereby consent to the references to this firm under the captions “Legal Matters” and “Tax Consequences” in the Prospectus related to the Registration Statement.

Very truly yours, /s/ Chadbourne & Parke LLP CHADBOURNE & PARKE LLP